UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 5, 2017, in light of the findings made by the Audit Committee of the Board of Directors (the “Audit Committee”) of Power Solutions International, Inc. (the “Company”) discussed below in Item 7.01 of this Form 8-K, the Company’s senior management, in consultation with the Audit Committee and Board of Directors, determined that the Company’s previously issued consolidated financial statements for the fiscal year ended December 31, 2014 and first fiscal quarter ended March 31, 2015 should be restated to reflect the impact of certain errors involving revenue recognition. The foregoing financial statements, management’s report on the effectiveness of disclosure controls and procedures and internal control over financial reporting for the fiscal year and related reports of the Company’s former independent registered public accounting firm (which as previously disclosed were withdrawn) should no longer be relied upon. The Company’s chief financial officer has discussed the determination to restate the 2014 fiscal year and 2015 first fiscal quarter financial statements with its current independent registered public accounting firm.

As previously disclosed, the Company concluded that it will restate its consolidated financial statements for (i) the fiscal year ended December 31, 2015 and the second, third and fourth fiscal quarters within such fiscal year, and (ii) the fiscal quarter ended March 31, 2016.

The Company continues to assess errors in the timing of revenue recognition and other potential adjustments in accordance with generally accepted accounting principles in light of the findings of the Audit Committee. Based on its current assessment, the Company expects its restated financial statements for the 2014, 2015 and 2016 fiscal years (and the quarterly periods within such fiscal years) will reflect adjustments that may (i) result in a shift of recognized revenues from prior periods to subsequent periods in the aggregate amount of approximately $48 million to $74 million for the three year period reflecting an increase in revenues recognized in certain periods and a decrease in revenues in other periods and (ii) reflect a determination that recognized revenues in the aggregate amount of approximately $5 million for the three year period may be treated as uncollectible accounts receivable or erroneously recognized revenues from the outset. While the estimated revenue adjustments reflect the current assessment of the accounting errors, there can be no assurance that the final adjustments that are made as part of the restatements will not differ materially from the estimated adjustments. Nor can the Company provide assurance that other errors will not be identified or that prior accounting periods during the course of the Company’s review and restatement will not be impacted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2017, the Company closed on the transactions governed by its previously reported Share Purchase Agreement with Weichai America Corp. (“Weichai”), dated as of March 20, 2017 (the “Purchase Agreement”). In accordance with the Purchase Agreement, Gary Winemaster stepped down as Chairman of the Board effective April 1, 2017, and Shaojun Sun was elected as the new Chairman.

In order to facilitate certain remedial measures adopted by the Company in connection with the previously announced independent internal review by the Audit Committee, Gary Winemaster resigned as chief executive officer and president of the Company effective April 6, 2017, and has transitioned to a new non-executive role as chief strategy officer focused on developing and facilitating the Company’s relationship with Weichai Power Co., Ltd., an affiliate of Weichai, under the Strategic Collaboration Agreement that was entered into in connection with the Purchase Agreement. Mr. Winemaster also has resigned from the Company’s Board of Directors effective April 6, 2017.

On April 6, 2017, the Board of Directors appointed Raymond C. Anderson of Huron Consulting Services LLC, a leading consulting firm, to serve in an interim role as the Company’s chief executive officer. Mr. Anderson, age 51, has over twenty years of professional experience in providing consulting services and acting in a variety of leadership roles. He has been associated with Huron since 2010. Mr. Anderson has served in a variety of interim officer and board roles in a wide number of industries at both public and private entities. His public company experience includes former service as a board member and chairman of the audit committee of Youbet.com, Inc., an online gaming company, and chief financial officer of USA Floral Products, Inc., a floral products distributer. The Company will pay Huron fees for Mr. Anderson’s services based on an hourly rate of $640 per hour. The Company intends to engage an executive search firm and consult other sources to conduct a search for a new, permanent chief executive officer.

Item 7.01	Regulation FD Disclosure.

Audit Committee Independent Internal Review

As previously disclosed, the Audit Committee has been overseeing an independent internal review relating to allegations made by a former employee concerning the Company’s financial reporting and standards for revenue recognition. The Audit Committee has substantially completed and finalized its principal findings with respect to its review. The principal findings include a determination that certain practices of the Company’s sales and accounting functions resulted in revenue recognition not in accordance with generally accepted accounting principles; that there was not an appropriate tone at the top; that senior sales management did not sufficiently supervise sales staff; and that management did not elevate revenue recognition practice concerns to the Audit Committee.

The Audit Committee has made a number of recommendations, which were communicated to management and are in the process of implementation or, in certain cases, have been implemented. These include, in addition to the recommendations of the Audit Committee discussed above, among other things:

•	replacement of the chief financial officer and the appointment of an interim chief financial officer;

•	taking corrective actions with respect to certain sales and accounting personnel;

•	hiring of a sales auditor and chief compliance officer;

•	additional training in revenue recognition for sales and accounting staff;

•	additional training for all employees on the Company’s compliance/ethics hotline;

•	adoption of a more detailed revenue recognition policy;

•	enhancement in disclosure controls, including for the preparation of disclosures required in the Company’s annual and quarterly reports and the review of doubtful accounts; and

•	enhancement in sales controls, oversight, policies and procedures, and an assessment of incentive compensation structure for sales personnel.

The Board of Directors and senior management have agreed to and are working diligently to implement the Audit Committee’s recommendations.

Performance Update

For the full 2017 fiscal year, the Company budgeted product shipments of $375 million, of which the total of first quarter product shipments and firm order shipment backlog for the balance of 2017 totals approximately $219 million, or 58% of budgeted product shipments. The Company’s product shipments for the quarter ended March 31, 2017 quarter are approximately $84.3 million. The Company believes the product shipment backlog of customer orders is at the highest level since the Company has been in business.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s common stock from Nasdaq and any adverse effects resulting therefrom; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings; the impact of the resignation of the Company’s CEO; management’s ability to successfully implement the recommendations of the Audit Committee described herein and the backlog will result in actual orders. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Timothy J. Cunningham
Timothy J. Cunningham
Chief Financial Officer

Dated: April 6, 2017